Exhibit 99.1

Banner Midstream Corp.

Consolidated Financial Statements

From April 2, 2018 (Inception) to December 31, 2018

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Banner Midstream Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Banner Midstream Corp. (the Company) as of December 31, 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows from April 2, 2018 (Inception) to December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows from April 2, 2018 (inception) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and discontinued operations, generated negative cash flows from operating activities, and uncertainty regarding future cash flows from investing or financing activities that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/RBSM LLP

We have served as the Company’s auditor since 2018.

Henderson, NV

November 5, 2019

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BANNER MIDSTREAM CORP.

CONSOLIDATED BALANCE SHEET

As of December 31, 2018

ASSETS
Current Assets
Cash	$207,094
Accounts receivable, net	20,550
Prepaid expenses, current portion	254,740
Total Current Assets	482,384
Noncurrent Assets
Prepaid expenses, long-term portion	69,375
Machinery and equipment, net of accumulated depreciation	4,868,275
Other assets	101
Assets of discontinued operations	290,149
TOTAL ASSETS	$5,710,284
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$147,230
Accrued expenses	656,542
Accrued interest	147,795
Accrued interest, related parties	97,717
Due to related party	3,324
Convertible notes payable, net	2,904,654
Note payable	110,000
Notes payable, related parties	1,100,000
Equipment loans, current portion	408,778
Current liabilities of discontinued operations	276,785
Total Current Liabilities	5,852,825
Long-Term Liabilities
Equipment loans, long-term portion	1,561,512
Total Long-Term Liabilities	1,561,512
Total Liabilities	7,414,337
Stockholders’ Deficit
Preferred stock, par value $0.0001: 5,000,000 shares authorized; none issued	-
Common stock, par value $0.0001: 45,000,000 shares authorized; 5,320,807 shares issued and outstanding	532
Additional paid-in capital	2,003,775
Accumulated deficit	(3,708,360)
Total Stockholders’ Deficit	(1,704,053)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,710,284

The accompanying notes are an integral part of these consolidated financial statements

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BANNER MIDSTREAM CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

From April 2, 2018 (Inception) to December 31, 2018

Revenues
Oilfield transportation revenue	$8,418,966
Other revenue	196,023
Total revenues	8,614,989
Cost of Sales
Direct labor cost	4,812,723
Other cost of sales	2,240,039
Total cost of sales	7,052,762
Gross profit	1,562,227
Operating Expenses
Salaries and wages	1,367,285
Share-based compensation	750,000
Selling, administrative, and operating expenses	2,163,514
Total operating expenses	4,280,799
Net operating loss	(2,718,572)
Other Income / (Expense)
Gain from acquisition	208,690
Other income	315,055
Interest expense	(1,168,357)
Tax expense	(37,204)
Total other expense	(681,816)
Net loss from continuing operations	$(3,400,388)
Net loss from discontinued operations	(307,972)
Net loss	$(3,708,360)

Net Loss per Share
Basic and diluted: Continuing operations	$(0.86)
Discontinued operations	$(0.08)
Total	$(0.94)

Shares used in calculation of net loss per share
Basic and diluted	3,940,094

The accompanying notes are an integral part of these consolidated financial statements

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BANNER MIDSTREAM CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

From April 2, 2018 (Inception) to December 31, 2018

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at April 2, 2018 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued to founder	-	-	5,000,000	500	(500)	-	-
Shares issued for cash in private placement	-	-	70,807	7	212,906	-	212,913
Shares issued for services	-	-	250,000	25	749,975	-	750,000
Warrants granted with placement of convertible note	-	-	-	-	1,041,394	-	1,041,394
Net loss for the period	-	-	-	-	-	(3,708,360)	(3,708,360)

Balances at December 31, 2018	-	$-	5,320,807	$532	$2,003,775	$(3,708,360)	$(1,704,053)

The accompanying notes are an integral part of these consolidated financial statements

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BANNER MIDSTREAM CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

From April 2, 2018 (Inception) to December 31, 2018

OPERATING ACTIVITIES
Net income (loss) for the period	$(3,400,388)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Depreciation and amortization	352,836
Gain from settlement	(87,731)
Loss from disposal of assets	314,114
Share-based compensation	750,000
Gain on acquisition	(208,690)
Amortization on convertible note payable discount	712,986
Changes in:
Accounts Receivable (net of allowance for doubtful accounts)	698,050
Prepaid Expenses	(323,251)
Other Assets	(202)
Accounts Payable	20,653
Accrued Expenses	(607,755)
Other Liabilities	285,512
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$1,906,522
Net cash provided by (used in) operating activities	$(1,493,866)
INVESTING ACTIVITIES
Cash paid for acquisition	(303,434)
Purchase of fixed assets	(1,957,422)
Net cash provided by (used in) investing activities	$(2,260,856)
FINANCING ACTIVITIES
Proceeds from related party	3,324
Proceeds from convertible note payable	3,233,062
Proceeds from equipment loans	2,177,511
Payment to equipment loans	(207,221)
Proceeds from notes payable	500,000
Proceeds from notes payable, related parties	400,000
Payment to notes payable	(2,036,437)
Proceeds from shares issuance	212,913
Net cash provided by (used in) financing activities	$4,283,152
Net cash provided by (used in) discontinued operations operating activities	(33,923)
Net cash provided by (used in) discontinued operations investing activities	(287,413)
Net cash provided by (used in) discontinued operations	$(321,336)
Net cash increase (decrease) for period	$207,094
Cash, beginning of period	$-
Cash, end of period	$207,094

Supplemental disclosures
Cash paid for interest	$161,123
Cash paid for taxes	$-

Summary of non-cash investing and financing activities
Warrant value attached to convertible note payable	$1,041,394
Asset acquired from acquisition of LAH	$4,297,267
Liabilities assumed from acquisition of LAH	$3,785,042

The accompanying notes are an integral part of these consolidated financial statements

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BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization and Nature of Business

Pinnacle Frac Holdings Corp. (the “Company” or “Banner Midstream”) is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp. was renamed Banner Midstream Corp. by the Delaware Division of Corporations on December 6, 2018. The Company entered into an agreement with Ozark Empire Capital Management (“Ozark”) on June 20, 2018 for 2,000,000 shares for Ozark to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to go public. The Company is operating as a holding company and acquisition vehicle for an ongoing roll-up of oilfield services companies focused on drilling rig, fracking, and oil and natural gas production services.

Banner Midstream acquired one hundred percent of the issued and outstanding membership interests of Pinnacle Frac Transport LLC (“Pinnacle Frac”) for 3,000,000 shares on May 24, 2018. Pinnacle Frac is a limited liability company pursuant to the laws of the State of Arkansas established on January 15, 2018. Pinnacle Frac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac has three wholly owned subsidiaries, LAH Lease Service LLC (“LAH”), LSQL Truck & Trailer Sales LLC (“LSQL”), and Triumph Energy Services, LLC (“Triumph”) which are limited liability companies pursuant to the laws of the State of Texas. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac. Neither LAH nor LSQL currently have active operations or any assets. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of Triumph on November 6, 2018, and subsequently transferred selected contracts into Pinnacle Frac. Triumph currently has an active bank account and Department of Transportation (“DOT”) Motor Carrier Number (“MC Number”) but no active employees or operations. Pinnacle Frac commenced operations in May 2018 and is engaged in the business of providing transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators in the domestic United States.

Banner Midstream established Pinnacle Vac Service LLC (“Pinnacle Vac”) as a limited liability company pursuant to the laws of the State of Texas on May 8, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Pinnacle Vac. Pinnacle Vac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Vac commenced operations in July 2018 and engaged in the business of providing water transportation (“vacuum services”) and roustabout work to major drilling operators and production wells in the domestic United States. As of November 15, 2018, Pinnacle Vac no longer has any active operations or employees. See Note 11 – DISCONTINUED OPERATIONS.

Banner Midstream established Pinnacle Frac Sales & Service LLC dba Capstone Equipment Leasing (“Capstone”) as a limited liability company pursuant to the laws of the State of Texas on May 23, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Capstone. Capstone is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac Sales & Service LLC was renamed Capstone Equipment Leasing, LLC by the Office of the Secretary of State of Texas on October 4, 2018. Capstone commenced operations in October 2018 and is engaged in the business of procuring and financing equipment to various oilfield transportation services contractors (“owner-operators”).

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Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a fiscal year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates in Financial Statement Preparation

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Acquisition Accounting

The Company’s acquisitions are accounted for under the acquisition method of accounting whereby purchase price is allocated to tangible and intangible assets acquired and liabilities assumed based on fair value. The excess of the fair value of the consideration conveyed over the fair value of the net assets acquired is recorded as goodwill. The excess of the fair value of the net assets acquired over the fair value of the consideration conveyed is recorded as a nonoperating gain on acquisition. The statements of operations for the fiscal years presented include the results of operations for each of the acquisitions from the date of acquisition. See Note 10 – GAIN ON ACQUISITION.

Customer Concentration and Credit Risk

During fiscal year 2018, one of our customers accounted for approximately 93.5% of our total gross revenues within our core frac sand transportation division. No other customers exceeded 10% of revenues during 2018. One customer accounted for 100% of accounts receivable at December 31, 2018. The Company believes it will continue to reduce the customer concentration risks by engaging new customers within its core frac sand transportation business and by continuing acquisitions in other service areas for diversification purposes.

Two vendors account for 37% of accounts payable at December 31, 2018, with one vendor accounting for 20% and another accounting for 17%. No other vendors exceeded 10% of accounts payable at December 31, 2018.

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash are backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less. The Company often maintains cash balances more than the $250,000 FDIC insured limit per account holder. The Company does not consider this risk to be material.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers that have been conveyed to a factoring agent without recourse. The Company receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance fee charged by the factoring agent, and realizes cash for the 98% net proceeds received. The Company does not record an allowance for bad debts on any amounts that have been factored non-recourse.

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The Company, at times, may conduct business with a customer that has not been approved by the factoring agent to be factored with recourse. The Company will record an allowance for bad debts on receivables that have been factored with recourse due to risk of non-collection falling on the Company versus the factoring agent. As of December 31, 2018, all receivables were factored without recourse, so the Company did not record an allowance for doubtful accounts. The factoring agent has the ability to hold various receivables into a reserve account due to various reasons such as documentation errors or customer disputes. As of December 31, 2018, the Company had a factoring agent reserve balance of ($12,100) so a contra asset for that reserve was recorded against the Company’s $32,650 accounts receivable balances.

Fixed Assets

Fixed Assets consist entirely of machinery and equipment (“M&E”). M&E that has been purchased by the Company is valued at cost. M&E acquired via acquisitions that has been appraised via an independent appraisal service is valued either at fair market value or a multiple of four times forced liquidation value. Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of all machinery and equipment using a 10-year useful life for all assets.

Revenue Recognition

The Company has adopted ASC 605, Revenue Recognition (“ASC 605”). In accordance with ASC 605, revenue is recognized when it is realized or realizable and earned. The Company operates under master service agreements (“MSA”) with its significant customers. After the execution of the MSA, the Company will typically receive either verbal or written orders from the customer for services to be rendered. On the Company’s core business of frac sand transportation, revenue is recognized when the load has been delivered to the customer site and the load has been successfully invoiced and accepted by the Company’s factoring agent.

Cost of Sales

Cost of sales includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor (“company driver expense”), direct contract labor (“owner-operator expense”), and fuel. Cost of sales are recorded in the same period as the resulting revenue.

Employee Salaries and Benefits

Wages, salaries, bonuses and social security contributions are recognized as an expense in the year in which the associated services are rendered by employees. The Company does not offer unused sick leave or vacation leave benefits to accrue, so no accrual is made for accrued sick or vacation leave. Terminated employees do not receive any additional pay for unused sick leave or vacation leave.

Fair Value of Financial Instruments

The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments. The long-term debt approximate fair value since the related rates of interest approximate current market rates. The Company determines the fair value of its financial instruments based on the following fair value hierarchy:

●	Level 1 - Valuations are based on quoted prices in active markets for identical assets or liabilities that the Plan can access at the measurement date. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.
●	Level 2 - Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
●	Level 3 - Valuations are based on inputs that are unobservable and significant to the overall fair value measurement. Assets and liabilities utilizing Level 3 inputs include: financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the fair value calculation requires significant management judgment or estimation.

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Basic and Diluted Net Loss per Share

The Company presents both basic and diluted net loss per share on the face of the statements of operations. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted per share calculations give effect to all potentially dilutive shares of common stock outstanding during the period, including stock options and warrants, and using the treasury-stock method. From inception to December 31, 2018, there were 353,448 warrants and no stock options not considered in dilutive earnings per share due to their anti-dilutive effects, respectively.

2018

Net Loss from continuing operations	$(3,400,388)
Net Loss from discontinued operations	$(307,972)
Net Loss	$(3,708,360)

Basic and Dilutive Shares
Weighted average basic shares outstanding	3,940,094
Dilutive shares	3,940,094

Earnings per Share from continuing operations	$(0.86)
Earnings per Share from discontinued operations	$(0.08)
Earnings per Share	$(0.94)

Income Taxes

The Company provides for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Codification Number (“ASC”) 740, “Accounting for Income Taxes.” ASC 740 requires the use of an asset and liability approach in accounting for income taxes. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. In accordance with ASC 740, the Company must evaluate its tax positions and determined that there was no tax loss carryforward and no deferred tax assets or deferred tax liabilities at December 31, 2018.

Share-Based Payment Arrangements

The Company has accounted for stock-based compensation arrangements in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees” (“ASC 505-50”). Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date. The Company calculates the fair value of option grants and warrant issuances utilizing the Black-Scholes pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

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There were no employee equity awards from inception to December 31, 2018. The Company granted 500,000 shares of restricted common stock in October 2018 to various advisors representing the Company for business development. The Company issued 250,000 shares of common stock to these advisors in October through December 2018 based on the vesting date of each award. The remaining 250,000 granted shares had not vested as of December 31, 2018. There were no employee or contractor stock options (“stock option awards”) granted from inception to December 31, 2018.

The Company issued 353,448 warrants to purchase common stock in conjunction with a short-term senior secured convertible note payable. The grant-date fair value of warrants were estimated using the Black-Scholes option-pricing model, which incorporated a volatility of 221% based on 4 publicly comparable public companies in the same sector of oilfield services as the Company. A discount yield of 2.51% was used based on the recent yield of a 10-year treasury bond. The value of the 5-year warrants of $1,041,394 was recorded as a discount to note payable and will be amortized via interest expense over the life of the 8-month note payable.

		Weighted Average
	Number	Exercise Price
Beginning Balance	-	$-

Granted	353,448	$5.75
Exercised	-
Forfeited	-
Cancelled	-
Ending Balance	353,448	$5.75

Weighted Average Remaining	4.7
Contractual Life (Years)

Recently Adopted Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

In May 2014, August 2015 and May 2016, the FASB issued ASU 2014-09 Revenue from Contracts with Customers, ASU 2015-14 Revenue from Contracts with Customers, Deferral of the Effective Date, and ASU 2016-12 Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients, respectively, which implement ASC Topic 606. ASU 2017-13 issued in September 2017 clarifies SEC Staff guidance on the transition to ASC 606. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance under U.S. GAAP, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for annual periods beginning after December 15, 2017, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2016. These ASUs may be applied retrospectively with a cumulative adjustment to retained earnings in the year of adoption. The Company plans to adopt the above ASUs (ASC Topic 606) effective January 1, 2019. The adoption of these ASUs did not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842). ASU 2016-02 changes the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-02 on its consolidated financial statements. The Company primarily purchases equipment, so given the limited number and duration of leases in continuing operations, the impact is not expected to be material.

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Note 3 – GOING CONCERN

The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company concluded that its negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued. In response, the Company has performed the following actions to attempt to alleviate such substantial doubt.

(a)	The Company has begun purchasing additional sand box chassis trailers to increase revenue in its core frac sand transportation division.

(b)	The Company is working to obtain financing to complete the acquisition of BDS Enterprises LLC which generates positive cash flow from operations. See Note 13 – CONTINGENCIES AND COMMITMENTS.

(c)	The Company also received approval from its Board of Directors (“Board”) on November 15, 2018, to pursue a $10,000,000 capital raise via common stock for working capital and growth capital prior to going public.

(d)	The Company plans to go public in the 4th quarter of 2019 via a reverse merger transaction.

Management believes that the successful execution of the aforementioned plan will result in sufficient capital to sustain operations for the next 12 months. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan. The Company expects to generate positive cash flow from operations for the year ended 2019.

Note 4 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following components at December 31, 2018:

2018
Cash and cash equivalents - demand deposit accounts (“DDA”)
Pinnacle Frac Holdings Corp. - Firstar Bank DDA	87,322
Pinnacle Frac Sales & Service - Firstar Bank DDA	357
Pinnacle Frac Transport - Bank of America DDA	9,010
Pinnacle Frac Transport - Firstar Bank DDA	109,792
Triumph Energy Services - Firstar Bank DDA	613
Total Cash and Cash Equivalents	$207,094

Note 5 – PREPAID EXPENSES

Prepaid expenses consisted of the following components at December 31, 2018:

2018
Prepaid Expenses
Prepaid Fuel	37,238
Prepaid Insurance	125,002
Prepaid Advisor Fees	92,500
Total Prepaid Expenses, current portion	$254,740
Prepaid Advisor Fees, long-term portion	69,375
Total Prepaid Expenses	$324,115

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Note 6 – FIXED ASSETS

Fixed assets consisted of the following components at December 31, 2018:

2018
Fixed Assets
Machinery & Equipment - Pinnacle Frac Transport	4,750,923
Machinery & Equipment - Capstone Equipment Leasing	456,622
Total Fixed Assets	$5,207,545

Accumulated Depreciation
Machinery & Equipment - Pinnacle Frac Transport	(335,465)
Machinery & Equipment - Capstone Equipment Leasing	(3,805)
Total Accumulated Depreciation	$(339,270)

Total Fixed Assets (net)	$4,868,275

Machinery and equipment with a net book value of $1,741,365 was recorded at the time of the acquisition of LAH Lease Service on April 30, 2018. Depreciation expense net of disposals from inception to December 31, 2018 was $339,270, and loss on disposal of assets was $314,114.

Note 7 – ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following components at December 31, 2018:

2018
Accrued Expenses
Accrued Commissions	42,874
Accrued Contractor Escrow	115,526
Accrued Contractor Wages	103,263
Accrued Insurance	238,182
Accrued Payroll Taxes Payable	137,106
Accrued Salaries Wages & Benefits	9,591
Settlement Payable	10,000
Total Accrued Expenses	$656,542

Accrued Interest

2018
Short-term Senior Secured Notes	$137,351
Other Short-term Notes Payable	1,552
Long-term Notes Payable	8,892
Total Unrelated Party Accrued Interest	$147,795

Related Party Notes Payable	$97,717

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Note 8 – NOTES PAYABLE

Notes payable consisted of the following components at December 31, 2018:

Short-Term Senior Secured Note	$2,904,654
Other Short-Term Notes Payable	$110,000
Related Party Notes Payable	$1,100,000

Total Long-Term Notes Payable	$1,970,290
Less current portion of long-term debt	408,778
Total long-term notes payable (net of current maturities)	$1,100,000

A- Short-term Senior Secured Notes

2018
Senior secured note payable issued on August 14, 2018, maturing on April 14, 2019, and bearing interest of 12% per year due at maturity. Both current year interest expense and accrued interest expense at December 31, 2018 were $137,351.	3,534,475
Less: Unamortized portion of discount to note at December 31, 2018.	(629,821)
$2,904,654

On August 24, 2018, we entered into a short-term senior secured convertible note payable for $3,534,475 maturing on April 24, 2018 (the “Senior Note”). The Senior Note had issuance costs of 14% or $486,413, with the Company receiving $2,770,794 in net proceeds. The Senior Note accrues interest annually at 12% with interest being due quarterly. We made interest payments on the Senior Note for the quarter ended December 31, 2018. The Senior Note agreement also includes a conversion price at a 30% discount to the price offered at a potential IPO or go-public transaction and warrants equal to 50% of the shares of common stock that the Senior Noteholder is entitled to in connection with the conversion of the Senior Note at a price per share equal to the lower of: (a) a pre-money assumed valuation of $25,000,000; or (b) the price per share that is 70% of the purchase price per share of the same class and series of equity securities sold by the Company in an initial public offering or similar transaction. At the issuance of the Senior Note, based on a $5.00 pre-money valuation, we issued the holders of the Senior Note a warrant to purchase 353,448 shares of common stock. The discount to the Senior Note was $1,342,807 including $1,041,394 of warrant expense valued using the Black-Scholes option-pricing model and recorded to additional paid-in capital. The discount will be amortized via interest expense over the eight-month life of the Senior Note. Amortization of the discount in 2018 was $712,986 with an unamortized discount of $629,821 remaining at December 31, 2018.

On September 28, 2018 the Company repaid a short-term senior secured note payable, originally due July 31, 2018, for $1,536,437. This note was issued on April 30, 2018 with interest accruing at 10% annually with interest due upon maturity. The note principal and all accrued interest totaling $55,891 were paid in full on September 28, 2018.

B- Other Short-term Notes Payable

2018
Unsecured note payable issued on April 2, 2018, maturing on September 30, 2018, and bearing interest of 10% to 15% per year due at maturity. Current year interest expense was $11,552 including the $10,000 penalty increase in principal, and accrued interest expense at December 31, 2018 was $1,552.	110,000
$110,000

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Note payable assumed via acquisition of LAH Lease Service LLC:

On April 30, 2018, Pinnacle Frac Transport LLC acquired 100% of the issued and outstanding membership interests of LAH Lease Service LLC. Included in that acquisition was one short-term unsecured note payable for $100,000 maturing on September 30, 2018 which was transferred to Pinnacle Frac upon acquisition. The note accrues interest annually at 15% with a minimum interest payment due upon maturity of 10%. The note is still outstanding. On October 1, 2018, the date of maturity, the unpaid principal balance increased to $110,000 or 110% of the outstanding balance on each of the notes, due to Section 2(b) of note agreement. The maturity of the note was extended to December 31, 2019.

C-Related Party Notes Payable

2018
Unsecured note payable issued on April 2, 2018 to the Company’s Director, Randy May, maturing on September 30, 2018, and bearing interest of 10% to 15% per year due at maturity. Both current year interest expense and accrued interest expense at December 31, 2018 were $55,450.	$528,000
Unsecured note payable issued on April 2, 2018 to the Company’s Director, Pete DiChiara, maturing on September 30, 2018, and bearing interest of 10% to 15% per year due at maturity. Both current year interest expense and accrued interest expense at December 31, 2018 were $8,086.	77,000
Unsecured note payable issued on April 2, 2018 to the Company’s President, Jay Puchir, maturing on September 30, 2018, and bearing interest of 10% to 15% per year due at maturity. Both current year interest expense and accrued interest expense at December 31, 2018 were $5,776.	55,000
Unsecured note payable issued on April 30, 2018 to the Company’s Director, Randy May, maturing on July 31, 2018, and bearing interest of 10% per year due at maturity. Both current year interest expense and accrued interest expense at December 31, 2018 were $28,405.	440,000
$1,100,000

The maturity dates of these related party notes payable were extended to December 31, 2019.

Notes payable assumed via acquisition of LAH Lease Service LLC:

On April 30, 2018, Pinnacle Frac Transport LLC acquired 100% of the issued and outstanding membership interests of LAH Lease Service LLC. Included in that acquisition were three short-term unsecured notes payable to related parties for $480,000, $70,000, and $50,000 maturing on September 30, 2018 which were transferred to Pinnacle Frac upon acquisition. The notes accrue interest annually at 15% with a minimum interest payment due upon maturity of 10%. The notes are still outstanding. On October 1, 2018, the date of maturity, the unpaid principal balance increased to $528,000, $77,000, and $55,000 or 110% of the outstanding balance on each of the notes, due to Section 2(b) of note agreement. Current year interest expense was $55,450, $8,086, and $5,776 including the $48,000, $7,000, and $5,000 penalty increases in principal.

Additional Related Party Notes Payable

On April 30, 2018, Pinnacle Frac Transport entered into a short-term unsecured note payable for $400,000 with a related party maturing on July 31, 2018. The note accrues interest annually at 10% with a minimum interest payment due upon maturity of 10%. The note is still outstanding. On August 1, 2018, the date of maturity, the unpaid principal balance increased to $440,000 or 110% of the outstanding balance on the note, due to Section 2(b) of note agreement. Current year interest expense was $68,405 including the $40,000 penalty increase in principal.

On August 31, 2018, the Company repaid a short-term senior secured note payable, originally due June 23, 2018, for $275,000, including $25,000 of accrued interest. This note was issued on April 24, 2018 with interest accruing at 10% annually with interest due upon maturity. The note was secured by the assets of LAH Lease Service.

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On August 31, 2018, the Company repaid a short-term senior secured note payable, originally due July 2, 2018, for $275,000, including $25,000 of accrued interest. This note was issued on May 3, 2018 with interest accruing at 10% annually with interest due upon maturity. The note was secured by the assets of LAH Lease Service.

D-Long-Term Notes Payable

2018
On January 15, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $1,428,132 for 18 tractor trucks maturing on February 28, 2020. The note is secured by the collateral purchased and accrues interest annually at 4.50% with principal and interest payments due monthly. Current year interest expense was $51,583 and accrued interest at December 31, 2018 was $4,720.	$1,261,517
On July 20, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $56,300 for a service truck maturing on July 20, 2023. The note is secured by the collateral purchased and accrues interest annually at 6.50% with principal and interest payments due monthly. Current year interest expense was $1,481 and there was no accrued interest at December 31, 2018.	52,260
On July 18, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,525 for a service truck maturing on August 17, 2024. The note is secured by the collateral purchased and accrues interest annually at 9.00% with principal and interest payments due monthly. Current year interest expense was $986 and there was no accrued interest at December 31, 2018.	53,508
On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $53,593 for a service truck maturing on September 9, 2024. The note is secured by the collateral purchased and accrues interest annually at 7.99% with principal and interest payments due monthly. Current year interest expense was $1,575 and there was no accrued interest at December 31, 2018.	51,398
On July 26, 2018, Pinnacle Vac Service entered into a long-term secured note payable for $55,268 for a service truck maturing on September 9, 2024. The note is secured by the collateral purchased and accrues interest annually at 7.99% with principal and interest payments due monthly. Current year interest expense was $1,241 and there was no accrued interest at December 31, 2018.	51,649
On August 3, 2018, Pinnacle Frac Transport entered into a long-term secured note payable for $72,669 for a service truck maturing on August 3, 2023. The note is secured by the collateral purchased and accrues interest annually at 6.50% with principal and interest payments due monthly. Current year interest expense was $1,528 and there was no accrued interest at December 31, 2018. .	68,496
On November 5, 2018, Capstone Equipment Leasing entered into a long-term secured note payable for $34,855, $34,919, $35,075 and $35,369for 4 service trucks maturing on November 5, 2021. The TRAC Lease is secured by the collateral purchased and accrues interest annually at 7.87%, 7.87%, 7.87% and 6.89% with principal and interest payments due monthly. Both current year interest expense and accrued interest expense at December 31, 2018 were $1,546.	32,357 32,433 32,624 32,900
On November 7, 2018, Capstone Equipment Leasing entered into a long-term secured note payable for $301,148 for two new Peterbilt truck tractors maturing on November 22, 2023. The note is secured by the collateral purchased and accrues interest annually at 10.25% with principal and interest payments due monthly. Both current year interest expense and accrued interest expense at December 31, 2018 were $2,626.	301,148
Total long-term notes payable	$1,970,290
Less current portion of long-term debt	$408,778
Total long-term notes payable (net of current maturities)	$1,561,512

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Future maturities of debt as of December 31, 2018 are as follows:

Principal Payment Due
2019	$5,176,423
2020	1,110,058
2021	187,309
2022	123,586
2023	117,386
Total	$6,714,762

Note 9 – STOCKHOLDERS’ EQUITY

The Company has 45,000,000 shares of common stock authorized at $0.0001 par value per share, and there were 5,320,807 common shares issued and outstanding at December 31, 2018. The Company issued 3,000,000 shares of restricted common stock for one hundred percent of the issued and outstanding membership interest of Pinnacle Frac Transport LLC on May 24, 2018. The Company issued 2,000,000 shares of restricted common stock on June 20, 2018 at a part of a management agreement with Ozark Empire Capital Management to manage the executive function of the Company, raise capital for the Company, identify and complete acquisitions for the Company, and lead the Company’s effort to file to go public. The Company issued an additional 70,807 shares of restricted common stock in September through December 2018 at $3 per share for proceeds totaling $212,913 to various high net worth accredited investors as a part of an equity financing round. The Company issued an additional 250,000 shares of restricted common stock in October through December 2018 to various advisors representing the Company for business development, which have been valued at $3 per share for a total $750,000.

The Company has 5,000,000 shares of preferred stock authorized at $0.0001 par value per share, and there were no preferred shares issued or outstanding at December 31, 2018.

Note 10 – GAIN ON ACQUISITION

The Company made a bargain purchase of $100 for LAH Lease Service LLC, on April 30, 2018, which was insolvent at the time of acquisition. All of the issued and outstanding membership interests of LAH were purchased for a cost of $208,690 below net book value which resulted in the gain on acquisition. The Company is currently exploring additional bargain purchases of insolvent operations, so these purchases are considered in the normal course of the Company’s business and not an extraordinary occurrence.

LAH LEASE SERVICE LLC

STATEMENT OF ASSETS AND LIABILITIES

As of April 30, 2018

Assets
Accounts Receivable (net of allowance for uncollectible accounts)	$718,600
Machinery & Equipment (net of accumulated depreciation)	1,741,365
Total Assets	$2,459,965
Liabilities
Cash Overdrawn	$3,434
Accounts Payable	123,423
Accrued Expenses	1,424,318
Short-term Notes Payable	100,000
Related Party Notes Payable	600,000
Total Liabilities	$2,251,175

Net Book Value	$208,790
Acquisition Purchase Price	100
Gain on Acquisition	$208,690

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Pro forma (Unaudited)

Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac.

The following unaudited pro forma information presents the combined results of operations as if the acquisitions had been completed on April 30, 2018. The unaudited pro forma results include amortization associated with preliminary estimates for the acquired intangible assets on these unaudited pro forma adjustments.

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies, or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined company would have been if the acquisition had occurred at the beginning of the period presented, nor are they indicative of future results of operations:

From May 1, 2018	Pinnacle
to December 31, 2018	Frac Transport	LAH	LSQL	Total	Dr	Cr	Proforma
Revenues	$8,420,200	$-	$-	$8,420,200	$-		$8,420,200
Net income (loss)	$(1,565,945)	$(372)	$(272)	$(1,566,589)		$(314,114)	$(1,566,589)

From May 1, 2018 to December 31, 2018, the proforma adjustment of $314,114 is for a loss on disposal recorded for the 8 months ended December 31, 2018 for equipment that was acquired and not deemed fit to be placed into service. There was no amortization expense recorded from the acquisition date to December 31, 2018 due to the acquisition being purchased below net book value and no goodwill being recorded.

Note 11 – DISCONTINUED OPERATIONS

Banner Midstream Corp. (“Banner”) made the decision to discontinue the operations of its wholly owned subsidiary, Pinnacle Vac Service LLC (“Pinnacle Vac”), effective October 31, 2018 due to the inability of Pinnacle Vac’s management to develop a sustainable, profitable business model. All of the non-managerial staff of Pinnacle Vac were terminated on October 23, 2018 and all of its oilfield services operations were terminated on October 23, 2018. The managerial staff of Pinnacle Vac was terminated on November 15, 2018 and Pinnacle Vac’s rental facility at Sligo Rd was vacated on November 15, 2018.

Pursuant to ASC 205-20, Presentation of Financial Statements – Discontinued Operations, ASC-20-45-1B, paragraph 360-10-45-15, Pinnacle Vac will be disposed of other than by sale via an abandonment and termination of operations with no intent to classify the entity or assets as Available for Sale. Pursuant to ASC 205-20-45-3A, the results of operations of Pinnacle Vac from inception to discontinuation of operations will be reclassified to a separate component of income, below Net Income/(Loss), as a Loss on Discontinued Operations.

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All of the equipment assets of Pinnacle Vac and the related loan liabilities will be subsequently transitioned into a separate wholly owned subsidiary of Banner, Capstone Equipment Leasing LLC to continue servicing the debt. The remaining current assets of Pinnacle Vac will be used to settle any outstanding current liabilities of Pinnacle Vac. A loss contingency will be recorded on the books of Banner if any of the outstanding liabilities or obligations of Pinnacle Vac resulting from this abandonment are reasonably estimable and likely to be incurred.

December 31, 2018

Cash and Cash Equivalents	$183
Prepaid Expenses	10,500
$10,683

Machinery and Equipment (net of accumulated depreciation)	$248,966
Intangible Assets (net of accumulated amortization)	30,500
$279,466

Accounts Payable	$245,285
Accrued Expenses	31,500
$276,785

May 8, 2018 (Inception) to October 31, 2018

Revenue	$369,781
Cost of Sales	245,759
Gross Profit	124,022
Operating Expenses	431,994
Loss from discontinued operations	$(307,972)
Non-cash expenses	(13,364)
Net cash used in discontinued operations	$(321,336)

Note 12 – COMMITMENTS AND CONTINGENCIES

Acquisitions

The Company entered into an agreement on November 19, 2018 to purchase one hundred percent of the issued and outstanding membership interests of BDS Enterprises LLC for $20,000,000 payable in $10,000,000 of common stock of the Company with the number of shares calculated based on the offering price per share at which the Company goes public, and $10,000,000 cash consideration delivered to the Seller within 2 business days from the closure of the acquisition financing.

Initial Public Offering

The Company signed an agreement with Alexander Capital L.P. (“Alexander”) on September 24, 2018 to represent the Company for an initial public offering of up to $20,000,000 of the Company’s common stock. Alexander would receive an underwriter fee of 9% of the amount raised in the offering as well as warrants equal to 5% of the total number of shares sold pursuant to the offering.

Litigation

Pinnacle Frac Transport LLC has retained Almanza, Blackburn, Dickie & Mitchell LLP for representation in the case Garnett, Mark vs. Hamrick, William “Bill”. Bill Hamrick is the former owner of LAH Lease Service LLC and LSQL Truck and Trailer Sales LLC which were acquired by Pinnacle Frac Transport on April 30, 2018. The Company has not accrued a loss contingency due to the inability to estimate a reasonable estimate of the amount of loss and the unlikelihood of an unfavorable outcome.

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The Company has been assigned a $1,661,858 judgment against William “Bill” Hamrick, the former owner of LAH and LSQL. The judgment was transferred by FracSure LLC (“FracSure”) to the Company on September 28, 2018 because of the Company satisfying the payment in full on a $1,536,437 note payable for equipment in September 2018. The Company engaged with the law firm, Pakis, Giotes, Page & Burleson (“Pakis”) on November 15, 2018 to begin collection efforts on the judgment in the State of Texas.

Lease Payments

Pinnacle Frac Transport currently has 19 payments of $3,000 per month remaining on its lease at 1804 Kilgore Drive in Henderson, Texas. Capstone Equipment Leasing currently has 28 payments of $3,200 per month on its lease at 5899 Preston Road in Frisco, Texas.

Pinnacle Vac Service currently has 30 payments of $10,500 per month remaining on its lease at 3486 Sligo Road in Bossier City, Louisiana. Pinnacle Vac Service vacated the Sligo Road facility in November 2018 and has not had sufficient funds to make any rent payments since operations were discontinued in October 2018. Banner Midstream has not signed any corporate guaranty on this subsidiary’s lease debts, but accrued liabilities continue to be recorded until a successful termination agreement can be executed with the lessor.

The following schedule provides the minimum lease payments over the remaining period of each active lease agreement

	Pinnacle Frac Transport	Pinnacle Vac Service	Capstone Equipment Leasing	Total
2019	$36,000	$126,000	$38,400	$200,400
2020	21,000	126,000	38,400	185,400
2021	-	63,000	12,800	75,800
Total	$57,000	$315,000	$89,600	$461,600

Accounts Payable

Pinnacle Vac Service has $245,285 in accounts payable as of December 31, 2018 and has not had sufficient funds to make any significant payments since operations were discontinued in October 2018. Banner Midstream has not signed any corporate guaranty on this subsidiary’s payables, but the accounts payable balance remains as a liability until each payable can successfully be satisfied with the vendor.

Note 13 – RELATED PARTY TRANSACTIONS

Banner Midstream Corp. and its subsidiaries Pinnacle Frac Transport, Pinnacle Vac Service, and Capstone Equipment Leasing have been domiciled at the location of 5899 Preston Road #505, Frisco, TX 75034 (“Preston Rd Office”) since inception. In addition to the domicile, the principal operations of Banner Midstream Corp. and Capstone Equipment Leasing have been managed out of the aforementioned location. The Preston Rd Office is currently being leased but not utilized by a related party managed by Ozark Empire Capital Management, Razor Medical Science LLC (“Razor”). In order to record a previously unrecorded liability, the Company entered into a co-tenancy agreement with Razor where the Company would $1,600 per month which is equal to one half of the total lease payment owed by Razor to the lessor. The agreement is for 36 months beginning in April 2018, the original usage date by the Company.

Note 14 – INCOME TAXES

The Company is a newly created legal entity during the tax year 2018 (April 2, 2018) and was not eligible to file tax returns in prior years. All of the Company’s wholly owned subsidiaries were disregarded entities prior to acquisition and continue to be after acquisition. The Company has elected to report its fiscal year end as of December 31 and has elected tax treatment as of a December 31 calendar year end.

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The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling ($3,708,360) at December 31, 2018, expiring through the year 2038.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which makes broad and complex changes to the U.S. tax code. Certain of these changes may be applicable to the Company, including but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, creating a new limitation on deductible interest expense, eliminating the corporate alternative minimum tax (“AMT”), modifying the rules related to uses and limitations of net operating loss carryforwards generated in tax years ending after December 31, 2017, and changing the rules pertaining to the taxation of profits earned abroad (IRC Sec. 965. Changes in tax rates and tax laws are accounted for in the period of enactment. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018.

Pursuant to Internal Revenue Code Sections 382 and 383, the utilization of net operating losses and other tax attributes may be substantially limited or eliminated due to cumulative changes in ownership greater than 50% that may have occurred during an applicable testing periods. Management has not performed a Section 382/383 analysis to determine the possible limitation on its net operating losses in 2018.

Management has placed a full Valuation Allowance on its Net Deferred Tax Assets, since it is more likely than not that the Net Deferred Tax Asset will not be utilized.

The table below summarizes the differences between the tax benefit computed at the statutory federal tax rate and the Company’s net income tax benefit from April 2, 2018 (Inception) to December 31, 2018:

2018
Net operating loss carryover	$3,708,360
Depletion	(314,114)
Share-based compensation	(750,000)
Depreciation expense	(339,270)
Valuation Allowance	(2,304,976)
Net deferred tax asset	$-

Tax benefit computed at expected statutory rate	$(778,756)
State income taxes	-
Permanent differences:
Depletion	65,964
Temporary differences:
Share-based compensation	157,500
Depreciation expense	71,247
Valuation Allowance	484,045
Net income tax benefit	$-

Federal statutory rate (benefit)	-21%
Temporary differences	6%
Permanent differences	2%
Effective Tax Rate	-13%

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Note 15 – SUBSEQUENT EVENTS

Issuance of Common Stock

The Company issued an additional 85,169 shares of common stock in January through April 2019 at $3.00 per share for proceeds totaling $255,506 to various high net worth accredited investors as a part of an equity financing round.

On February 1, 2019 and on April 1, 2019, the Company issued 30,000 shares on each vesting date to an advisor representing the Company for business development.

Termination of Advisor Agreement

The Company terminated an agreement with an advisor on January 13, 2019 resulting in the forfeiture of 190,000 previously granted but unvested shares of restricted common stock.

Assignment of Lease

The leased property at the Preston Rd Office was assigned by Razor to Capstone for and in consideration of $10.00 on January 1, 2019. The Company’s co-tenancy agreement with Razor was subsequently terminated on January 1, 2019.

Junior Secured Note Payable

On January 16, 2019, Banner Midstream Corp. entered into a short-term junior secured promissory note payable with a Director for $250,000 maturing on June 15, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018. The maturity dates of this related party notes payable was extended to December 15, 2019.

Hamrick Judgment

The Company engaged with the law firm, Wiener, Weiss & Madison (“WWM”) on January 31, 2019 to begin collection efforts on the Hamrick judgment in the State of Louisiana.

New facility lease for Pinnacle Frac Transport

On April 1, 2019, Pinnacle Frac Transport executed a rental agreement to lease a new facility at 408 State Highway 135 N, Kilgore, TX. The lease term is for 42 months with a monthly rent of $4,000 starting in month 7.

TRAC Lease for Sand Box Chassis Trailers

On April 24, 2019, Capstone Equipment Leasing executed a terminal rental adjustment clause lease (“TRAC Lease”) to purchase 6 sand box chassis trailers in conjunction with an expansion of its frac sand transportation business with Halliburton. The lease agreement includes 60 monthly payments of $3,960 totaling $150,000 including a $1 residual purchase option and is secured by the collateral purchased.

Extension of short-term and related party notes payable

On May 28, 2019, the Company executed amendments, effective December 31, 2018, to extend the short-term unsecured note payable and related party notes payable issued on April 2, 2018 and maturing on September 30, 2018 to a new maturity date of November 30, 2019.

Promissory Note Payable

On June 14, 2019, Banner Midstream Corp. entered into a short-term promissory note payable for $1,368,500 maturing on September 14, 2019 and secured by real estate assets of a shareholder. The note accrues interest annually at 6% and requires interest only payments on a monthly basis. The Company received $1,021,226 in proceeds from the loan and recorded a long-term receivable for the $347,274 from the shareholder for the difference between the loan amount and proceeds received which was used to remove a lien for the real estate used to collateralize the loan.

On September 14, 2019 the Company signed an agreement to extend the note payable to a new maturity date of December 14, 2019. The note accrues interest annually at 5.5% and requires interest only payments on a monthly basis.

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Issuance of Preferred Stock

The Company issued 10,000 shares of preferred stock in July 2019 at $10 per share for proceeds totaling $100,000 to a high net worth accredited investor. The preferred shares have a conversion feature where they would convert into common stock at 30% discount to the closing price on the date of the Company’s first trading day as a public company. The preferred shares include 10,000 warrants with a 5-year maturity and exercisable at a 15% premium to the issuance price.

Short-term Business Loans

On July 18, 2019, Banner Midstream Corp. entered into a short-term business loan for $350,000. The loan is amortized through 126 daily payments of $3,861 over a 6-month period. On October 18, 2019, the Company refinanced the loan to a new principal balance of $415,000. The new loan will be amortized through 126 daily payments of $4,578 over a 6-month period.

On August 14, 2019, Banner Midstream Corp. entered into a short-term business loan for $350,000. The loan is amortized through 126 daily payments of $3,861 over a 6-month period.

Related Party Loans Payable

On June 7, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $100,000 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.

On June 21, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $25,000, Randy May for $12,500, and an entity owned by Jay Puchir for $12,500 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.

On July 8, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $72,492.13 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.

On July 19, 2019, Banner Midstream Corp. entered into a junior secured note payable with Randy May for $100,000 and Peter DiChiara for $100,000 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.

On August 23, 2019, Banner Midstream Corp. entered into a junior secured note payable with Peter DiChiara for $100,000 maturing on December 31, 2019. The note accrues interest annually at 10% and has a subordinated security interest to the senior secured convertible note payable entered into on August 24, 2018.

BDS Enterprises acquisition financing agreement

On September 27, 2019, the Company executed a non-binding letter of intent for a $17,000,000 senior secured credit facility to close the acquisition of BDS Enterprises LLC. The credit facility is subject to various closing conditions and is anticipated to close in either November 2019 or December 2019.

Extension of Maturity of Senior Secured Promissory Note

On September 30, 2019, the Company executed a waiver of default on its short-term senior secured convertible note payable for $3,534,475 maturing on April 24, 2019, to extend the maturity of the notes to November 30, 2019. The Company plans to use a portion of the proceeds from the aforementioned senior secured credit facility to pay off the remaining unpaid principal balance on the note payable.

Related Party Advances

In September 2019, Peter DiChiara advanced the Company $57,000. The advances are recorded as accounts payables-related parties.

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